EXHIBIT 99.5

NORTHERN POWER SYSTEMS, INC.

Special Meeting of Stockholders – December 10, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Clint Coleman, Charles Curtis and Paul Koeppe, and each of them, each with power to appoint his substitute, as proxies to vote and act at the Special Meeting of Stockholders of Northern Power Systems, Inc. (the “Company”) to be held on December 10, 2003 at 10:00 a.m. local time at 182 Mad River Park, Waitsfield, VT 05673, with respect to the number of shares of common and preferred stock of the Company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies to vote as designated below on the proposal specified below, as described in the accompanying notice of special meeting and proxy statement, receipt of which is acknowledged. All proxies heretofore given by the undersigned in respect of the annual meeting are hereby revoked.

Please mark your votes as indicated in this example: ☒

The Board of Directors recommends a vote FOR the following proposal:

1. To approve and adopt the Agreement and Plan of Contribution and Merger (the “Merger Agreement”), dated as of May 22, 2003, as amended, by and among Northern Power Systems, Inc., Proton Energy Systems, Inc. (“Proton”), Distributed Energy Systems Corp., a wholly-owned subsidiary of Proton (“Distributed Energy”), and PES-1 Merger Sub, Inc. and PES-2 Merger Sub, Inc., wholly-owned subsidiaries of Distributed Energy, and to approve the transactions contemplated thereby, including the merger of PES-1 Merger Sub, Inc. with and into Northern Power Systems, Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Unless otherwise specified in the box above, this proxy will be voted FOR the approval of the proposal and in the discretion of the named proxies as seems in their judgment advisable as to any other matter that may come before the annual meeting or any adjournment thereof.

Date:

Signature

Signature

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date and return the proxy card promptly as indicated below, by fax and also by overnight mail to:

CHARLES CURTIS

NORTHERN POWER SYSTEMS, INC.

182 MAD RIVER PARK

WAITSFIELD, VT 05673

FAX: 802-496-2953